EXHIBIT 99.3

Antares Acquisition, LLC

Financial Statements

Year Ended December 31, 2023

Antares Acquisition, LLC
Table of Contents

222 W. Las Colinas Blvd, Suite 1570E, Irving, Texas 75039 | 214.492.1986 fax 972.887.9996

Independent Auditor’s Report

To the Members

Of Antares Acquisition, LLC

Opinion

We have audited the accompanying financial statements of Antares Acquisition, LLC, which comprise the balance sheet as of December 31, 2023, and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Antares Acquisition, LLC as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Antares Acquisition, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Antares Acquisition, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

Tax | Audit | Advisory

MeredithCPAs.com | cpa@meredithcpas.com

MeredithCPAs is the trade name of Meredith CPAs, P.C.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Antares Acquisition, LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Antares Acquisition, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Irving, Texas
March 4, 2024

Tax | Audit | Consulting

MeredithCPAs.com | cpa@meredithcpas.com

MeredithCPAs is the trade name of Meredith CPAs, P.C.

Antares Acquisition, LLC
Balance Sheet
December 31, 2023

Assets
Cash	$93,122
Inventory	86,798,040
Lot deposits	8,919,450
Fixed assets, net	765,441
Prepaid expense	613,108
Lease deposits	2,586,322
Operating lease right-of-use asset	701
Other assets	1,750,151
$101,526,335

Liabilities and Members' Equity
Accounts payable	$1,830,520
Customer deposits	1,033,581
Accrued compensation	1,431,009
Accrued liabilities	960,817
Warranty reserve	229,354
State income tax payable	300,665
Due to Members	13,658,382
Acquisition and construction loans, net of deferred loan costs	38,594,634
Operating lease liability	701
58,039,663
Members' Equity	43,486,672
$101,526,335

See accompanying notes to financial statements.

Antares Acquisition, LLC

Statement of Operations
Year Ended December 31, 2023

Homebuilding Revenues, Net	$171,141,738
Cost of Revenues
Direct house costs	92,914,639
Lot costs	30,250,542
Interest	3,629,273
Closing costs	280,549
Indirect house costs	1,376,369
128,451,372
Gross Profit	42,690,366
Selling, General and Administrative Expenses	22,720,428
Net Income (Loss) From Operations	19,969,938
Other Income (Expense)
Other income	97,700
Net Income Before State Taxes	20,067,638
State Income Tax, Current	372,094
Net Income	$19,695,544

See accompanying notes to financial statements.

Antares Acquisition, LLC
Statement of Members' Equity
Year Ended December 31, 2023

Members' Equity, Beginning of Year	$40,141,128
Net Income (Loss)	19,695,544
Member Contributions	1,250,000
Member Distributions	(17,600,000)
Members' Equity, End of Year	$43,486,672

See accompanying notes to financial statements.

Antares Acquisition, LLC
Statement of Cash Flows
Year Ended December 31, 2023

Cash Flows From Operating Activities
Net income (loss)	$19,695,544
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	255,067
(Increase) decrease in assets:
Inventories	29,177,274
Lot deposits	(941,161)
Prepaid expense	(3,087,930)
Other Assets	(1,669,030)
Increase (decrease) in liabilities:
Accounts payable	(1,044,810)
Customer deposits	783,178
Accrued compensation	(209,786)
Accrued liabilities	(329,437)
Warranty reserve	40,138
State income tax payable	109,374
Due to Members	4,849,421
Acquisition and construction loans	(29,987,626)
Net Cash Provided (Used) by Operating Activities	17,640,216
Cash Flows from Investing Activities
Purchase of fixed assets	(589,969)
Net Cash Provided (Used) by Investing Activities	(589,969)
Cash Flows From Financing Activities
Member contributions	1,250,000
Member distributions	(17,600,000)
Net Cash Provided (Used) by Financing Activities	(16,350,000)
Net Increase (Decrease) In Cash	700,247
Cash and Cash Overdraft, Beginning of Year	(607,125)
Cash, End of Year	$93,122

Supplemental Disclosures
State income taxes paid	$262,720

See accompanying notes to financial statements.

 Antares Acquisition, LLC
Notes To Financial Statements
December 31, 2023

Note 1 - Nature of Business and Significant Accounting Policies

Nature of Business

Antares Acquisition, LLC (“the Company”) is a Texas limited liability company. The Company’s operations consist primarily of acquiring developed lots in subdivisions throughout Johnson, Kaufman, Hood, Denton, Ellis, Parker and Tarrant Counties and building single family homes on these lots using standard floor plans ranging from approximately 1,500 to 4,500 square feet. Homes are built in a production environment on both a speculative and a pre-sold basis.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates used in preparing these financial statements include those assumed in computing warranty reserve and net realizable value related to inventory. It is at least reasonably possible that the significant estimates used will change within the next year.

Inventory

Inventory is stated at cost, which is less than or equal to net realizable value. Inventory consists of developed lots, homes under construction, models, and completed homes held for sale. Homes held for sale are classified as inventory until delivered. Inventory costs include lot costs, home construction costs, real estate taxes, and interest related to construction. Common costs prior to construction are typically allocated to individual residential lots on a pro-rata basis, and the costs of residential lots are transferred to construction in progress when home construction begins. Inventory is reviewed for impairment when events or changes in circumstances indicate that its carrying value may not be recoverable. For the year ended December 31, 2023, the Company recorded no impairment charges.

Revenue and Cost Recognition

Revenue from homebuilding is recognized at a single point in time upon closing the sale when title to and possession of the home is transferred to the customer. A deposit is received from the customer when a contract is signed, with the remaining transaction price due at the time of closing. Customer deposits are recognized as liabilities. The length of time between when the building of a house commences and the closing occurs does not usually exceed 12 months. Homebuilding revenues are recorded net of incentives. Homebuilding revenues totaled $171,141,738 for the year ended December 31, 2023.

Capitalized construction costs are charged to earnings at the time of closing. Construction overhead and selling expenses are expensed as incurred. Sales commissions are expensed as incurred and are included in selling, general, and administrative costs.

Depreciation

Property and equipment are recorded at cost, and depreciated over the estimated useful lives using the straight- line method. The estimated useful life is three years. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts, and any gains or losses are reflected in the accompanying statement of operations. Depreciation expense was $255,067 for the year ended December 31, 2023.

Antares Acquisition,
LLC Notes To Financial Statements
December 31, 2023

Note 1 - Nature of Business and Significant Accounting Policies, Continued

Customer Deposits

The Company receives deposits from customers before revenue is recognized, resulting in contract liabilities. Customer deposits were $1,033,581 and $250,403 as of December 31, 2023 and December 31, 2022, respectively.

Deferred Loan Costs

Deferred loan costs represent annual renewal fees on the line of credit. These costs are reported on the balance sheet as a direct deduction from the face amount of debt. These costs are amortized over the annual renewal period to interest expense using the straight-line method. Amortization recorded to interest expense was $201,170 for the year ended December 31, 2023.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense was $1,917,283 for the year ended December 31, 2023.

Warranty Costs

Estimated future warranty costs are charged to cost of sales in the period when the revenues from home closings are recognized. Such estimated warranty costs are accrued as a percentage of the selling price at the time the house closes. Additional warranty costs are charged to cost of sales as necessary based on management’s estimate. Estimated future warranty costs include costs associated with the Limited Warranty provided to the homebuyer and the Company’s potential warranty obligations pursuant to various state laws. The length of the Company’s obligation ranges in time from one to ten years depending on the component of the home warranted.

Income Taxes

The Company does not incur federal income taxes; instead, its earnings are included in the Members’ income tax returns and taxed depending on the Members’ tax situation. The Company incurs Texas State Franchise taxes which are classified as income taxes in the Statement of Operations.

With respect to uncertain tax positions, the Company’s management believes their positions comply with applicable laws and they periodically evaluate exposures associated with tax filing positions. Consequently, no liability is recognized in the accompanying balance sheet for uncertain tax positions. If incurred, penalties and interest assessed by income taxing authorities are included in penalties or interest expense. With few exceptions, the Company is no longer subject to U.S. federal and state examinations by taxing authorities for years before 2020.

Variable Interest Entities

The Company has elected the consolidation accounting policy not to evaluate qualifying entities under the variable interest entity (VIE) guidance in FASB ASC. Qualifying entities represent certain entities under common control.

Antares Acquisition,
LLC Notes To Financial Statements
December 31, 2023

Note 1 - Nature of Business and Significant Accounting Policies, Continued

Leases

The Company assesses whether an arrangement qualifies as a lease based on if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company assesses at inception and only reassesses its determination if the terms and conditions of the arrangement are changed. The Company’s leases, consisting entirely of operating leases, are recorded on the balance sheet as operating lease right-of-use assets and liabilities. Only lease options that the Company believes are reasonably certain to exercise are included in the measurement of the lease assets and liabilities. Operating lease liabilities are initially recognized based on the net present value of the lease payments through the lease term. To calculate the net present value, the Company has elected to use the risk-free rate of interest. Right-of-use assets are recognized based on operating lease liabilities. Under the operating lease model, lease payments are expensed on a straight-line basis over the lease term.

The Company has elected to account for lease components and non-lease components as a single lease component. Variable lease payment amounts that cannot be determined at the commencement of the lease such as increases in lease payments based on changes in index rates or usage, are not included in the right of use assets or lease liabilities. These are expensed as incurred.

The Company has elected to apply the short-term lease exemption to all leases with an initial term of 12 months or less. Leases with an initial term of 12 months or less are not recorded on the balance sheet and lease expense is recognized in the statement of operations for these leases on a straight-line basis over the lease term.

Credit Losses

The Company is exposed to credit losses primarily through its vendors. The Company assesses and monitors each counterparty’s ability to pay amounts owed by considering contractual terms and conditions, the counterparty’s financial condition, macroeconomic factors, and business strategy. The assets exposed to credit losses consist primarily of vendor rebate receivables. Counterparties associated with these assets are generally highly rated. There were no allowances on the aforementioned assets as of December 31, 2023.

Note 2 - Inventory

Inventory consists of the following:

Lot inventory	$21,562,287
Homes under construction - contract building	9,055,143
Homes under construction - speculative	24,340,997
Homes under construction - models	309,095
Completed homes - contract building	3,680,855
Completed homes - speculative	27,768,743
Completed homes - models	80,920
$86,798,040

Antares Acquisition,
LLC Notes To Financial Statements
December 31, 2023

Note 3 - Fixed Assets

Fixed assets consist of the following: Computer equipment	$381,288
Leasehold improvements	228,930
Model furniture	2,108,457
Office furniture and fixtures	100,463
Software	16,576
Trailer	7,880
2,843,594
Less: accumulated depreciation	(2,078,153)
$765,441

Note 4 - Other Assets

Other receivables consist of the following:

Receivables due from bank	$915,919
Accrued rebate	475,401
Other receivables and reimbursements	358,831
$1,750,151

Note 5 - Warranty Reserve

Changes in warranty reserve consist of the following:

Balance at beginning of period	$189,216
Warranties accrued during the year	290,062
Charges during the period	(249,924)
Balance at end of period	$229,354

Note 6 - Acquisition and Construction Loans

Acquisition and construction loans include outstanding borrowings under three bank lines of credit and four other bank commitments. The maximum borrowings of the lines of credit and commitments totaled

$208,872,117 as of December 31, 2023, of which the unused portion was $170,277,483. The loans outstanding bear interest based on Wall Street Journal prime rate with interest rates ranging from 8.18% to 9% per annum at December 31, 2023. The loans are secured by inventory and certain loans require personal guarantees of the Members. The Company is required to make loan payments as collateral is sold to obtain a release of the lien on the property being sold. Accrued interest is payable each month. Each of the loans contain certain restrictive covenants, including maintenance of certain financial ratios as defined in the respective agreement. The Company has deferred loan costs of $0 related to the lines of credit as of December 31, 2023.

Antares Acquisition,
LLC Notes To Financial Statements
December 31, 2023

Note 7 - Interest Cost

Interest costs charged to operations consist of the following:

Interest incurred	$4,480,845
(Increase) decrease in costs capitalized	(851,572)
Interest charged to operations through cost of revenues	$3,629,273

Interest costs directly related to, and incurred during, a project’s construction period are capitalized. Capitalized interest was $1,987,915 as of December 31, 2023. Interest paid was $4,480,845 for the year ended December 31, 2023.

Note 8 - Lease Commitments

The Company leases its corporate office space from an affiliate under common ownership on a monthly basis. The Company leases model homes for six-month periods from an affiliate under common ownership in connection with sale-leaseback agreements. See Sale-Leaseback Transactions below and Note 10. The Company also leases various office equipment under noncancellable operating leases. The Company

The following lease costs are included in operating expense as of December 31, 2023:

Operating lease costs	$8,423
Short-term lease costs	582,344
Variable lease costs	6,636
$597,403

The following table provides information about cash flows and assumptions as of December 31, 2023:

Cash paid for operating lease liabilities	$8,423
Operating leases, weighted average remaining lease term	13 Months
Operating leases, Weighted average discount rate	1.5%

Maturities of lease liabilities are as follows:

2024	702
702
Less: interest	$—
Present value of lease liabilities	$702

Sale-Leaseback Transactions

During 2023, the Company sold 15 model homes to an affiliate under common ownership and entered into lease agreements in connection with the sales. The Company recognized sales revenue of $7,199,966, and the Company recognized a gain of $3,036,010 on the sale and leaseback transactions for the year ended December 31, 2023.

Antares Acquisition,
LLC Notes To Financial Statements
December 31, 2023

Note 8 - Lease Commitments, Continued

In connection with the sale of these model homes, the Company entered into lease agreements for the model homes with the affiliate purchaser (the “Leases”), which commenced on dates ranging from February 8, 2023 to July 26, 2023. The Leases provide the Company with use of the model homes for an initial term of six months with an automatic 30 day renewal. The rent payments are variable and consist only of executory costs. The Leases require the Company to pay all executory costs (such as property taxes, maintenance, and insurance). The executory costs were not determinable at the lease commencement and were not included in the measurement of lease assets and liabilities. Rent expense under these leases was $457,908 for the year ended December 31, 2023.

Note 9 - Forward Mortgage Commitment

During 2023, the Company entered into multiple forward mortgage commitments with an issuer, an affiliate under common ownership. The forward commitments provided for the buy down of the mortgage interest rate on future home sales as an incentive to potential home buyers. As of December 31, 2023, the Company had an open commitment letter for coverage of $7,500,000 on GNMA loans; a committed rate of 4.875%; and an expiration date of March 1, 2024. The Company paid the issuer a total of $687,500 for the year ended December 31, 2023, and had an unused balance of $480,000 as of December 31, 2023, which is included in prepaid expense on the balance sheet. At expiration, the unused balance may be refunded, depending on interest rates. Subsequent to year end, the expiration date was extended to May 15, 2024.

Note 10 - Related Party Transactions

The Company has elected to apply the accounting alternative provided to private companies in FASB ASC 810 for certain entities under common control. As a result, the Company has not evaluated the following entities under common control in accordance with the guidance in the variable interest entities subsection of FASB ASC 810. The Company purchases developed lots from an affiliate under common ownership. The Company purchased a total of 33 lots at a total cost of $2,255,000 for the year ended December 31, 2023. The Company also pays monthly rent for its corporate office space to an affiliate under common ownership. Rent expense paid to the affiliate was $68,799 for the year ended December 31, 2023.

The Company routinely receives and pays back advances from its Members through Due to Members. The net amount advanced to the Members was $4,849,421 for the year ended December 31, 2023. The balance due to the Members was $13,658,382 at December 31, 2023.

During 2023, the Company sold 15 model homes to an affiliate under common ownership and entered into lease agreements in connection with the sales. The Company recognized sales revenue of $7,199,966, and the Company recognized gross profit of $3,036,010 on the sale and leaseback transactions for the year ended December 31, 2023. The Company has lease deposits of $2,586,322 as of December 31, 2023. The Company paid rent of $457,908 which is included in Selling, General, and Administrative Expenses. See Note 8.

During 2023, the Company entered into multiple forward mortgage commitments with an issuer, an affiliate under common ownership. The Company paid the issuer a total of $687,500 for the year ended December 31, 2023, and had an unused balance of $480,000 as of December 31, 2023, which is included in prepaid expense on the balance sheet. See Note 9.

The Company pays payroll for an affiliate under common ownership and is reimbursed. The payroll for the affiliate and the reimbursement was $32,647 for the year ended December 31, 2023. The Company also pays a land consulting fees to an affiliate under common ownership. The consulting fee totaled $120,000 for the year ended December 31, 2023, and the Company had a payable of $21,751 and is included in accounts payable.

Antares Acquisition,
LLC Notes To Financial Statements
December 31, 2023

Note 11 - Concentrations

The Company’s ongoing business operations are dependent upon the availability of lots, building materials and subcontractors, which may be available from a limited number of sources.

Note 12 - Retirement Plan

The Company sponsors a defined contribution plan as defined by Section 401(k) of the Internal Revenue Code. The retirement savings plan expense to the Company was $0 for the year ended December 31, 2023.

Note 13 - Subsequent Events

Management has evaluated subsequent events through March 4, 2024, the date on which the financial statements were issued. On January 8, 2024, Antares Acquisition, LLC and its members entered into a membership interest purchase agreement (“the Purchase Agreement”) with LandSea Homes Corporation. Pursuant to the Purchase Agreement, Landsea Homes Corporation agreed to acquire all the outstanding membership interests of Antares Acquisition, LLC. The Purchase Agreement was amended on February 9, 2024, to allow for more time prior to the close of the transaction. Consummation of the Company’s acquisition is pending and subject to customary closing conditions. Also, subsequent to year end, the forward mortgage commitment expiration date was extended to May 15, 2024.